UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 23, 2023

CEL-SCI CORPORATION
(Exact name of Registrant as specified in its charter)

Colorado	001-11889	84-0916344
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

8229 Boone Blvd., #802

Vienna, VA 22182

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (703) 506-9460

N/A

(Former name or former address if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CVM	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§203.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§204.12b-2 of this chapter.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Securities Holders.

The annual meeting of CEL-SCI’s shareholders was held on May 23, 2023. At the meeting the following persons were elected as directors for the upcoming year:

Name	Votes For	Votes Against	Broker Non-Votes
Geert Kersten	8,636,412	1,857,962	11,130,767
Peter Young	8,324,014	2,170,360	11,130,767
Bruno Baillavoine	8,957,286	1,537,088	11,130,767
Robert Watson	8,958,603	1,535,771	11,130,767
Gail Naughton	9,537,048	957,326	11,130,767

At the meeting the following were approved by CEL-SCI’s shareholders:

(2)	the adoption of CEL-SCI’s 2023 Non-Qualified Stock Option Plan;

(3)	to approve the adoption of CEL-SCI’s 2023 Stock Bonus Plan;

(4)	to approve, on a non-binding advisory basis, the compensation of CEL-SCI’s executive officers;

(5)	to approve, on a non-binding advisory basis, the frequency of the advisory vote regarding the compensation of CEL-SCI’s executive officers; and

(6)	to ratify the appointment of BDO USA, LLP as CEL-SCI’s independent registered public accounting firm for the fiscal year ending September 30, 2023.

The following is a tabulation of votes cast with respect to proposals 2, 3, 4 and 6:

Proposal	Votes For	Votes Against	Abstain	Broker Non-Votes
(2)	7,391,922	2,683,385	419,067	11,130,767
(3)	7,179,948	2,936,609	377,817	11,130,767
(4)	7,983,457	2,098,246	412,671	11,130,767
(6)	19,101,272	1,829,100	694,769	-

The following is a tabulation of votes cast with respect to proposals 5:

Proposal	1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
(5)	3,740,819	232,413	5,165,164	1,355,978	11,130,767

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2023	CEL-SCI CORPORATION

	By:	/s/ Geert Kersten
Geert Kersten
Chief Executive Officer

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